CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, President, and Richard F. Sennett, Principal Financial Officer of Legg Mason Global Asset Management Trust – Legg Mason BW International Opportunities Bond Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2012 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Principal Financial Officer
Legg Mason Partners Global Asset Management	Legg Mason Partners Global Asset Management
Trust – Legg Mason BW International	Trust – Legg Mason BW International
Opportunities Bond Fund	Opportunities Bond Fund

/s/ R. Jay Gerken	/s/ Richard F. Sennett
R. Jay Gerken	Richard F. Sennett
Date: August 24, 2012	Date: August 24, 2012

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.